Exhibit 99.15

Ferrellgas, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
As of October 31, 2005 and July 31, 2005

FERRELLGAS, INC. AND SUBSIDIARIES

Table of Contents
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Condensed Consolidated Balance Sheets – October 31, 2005 and July 31, 2005

Notes to Condensed Consolidated Balance Sheets

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 31,	July 31,
ASSETS	2005	2005

Current assets:
Cash and cash equivalents	$25,129	$21,023
Accounts and notes receivable, net	121,958	107,778
Inventories	161,865	97,743
Prepaid expenses and other current assets	17,336	12,861

Total current assets	326,288	239,405

Property, plant and equipment, net	808,394	819,230
Goodwill	468,871	468,350
Intangible assets, net	257,074	255,277
Other assets, net	13,454	13,930

Total assets	$1,874,081	$1,796,192

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$157,604	$108,667
Short-term borrowings	82,982	19,800
Other current liabilities	78,855	72,208

Total current liabilities	319,441	200,675

Long-term debt	961,444	948,977
Deferred income taxes	3,029	3,432
Other liabilities	20,337	19,798
Contingencies and commitments (Note E)	—	—
Minority interest	475,613	511,882
Parent investment in subsidiary	171,474	187,272

Stockholder’s equity (deficiency):
Common stock, $1 par value;
10,000 shares authorized; 990 shares issued	1	1
Additional paid-in-capital	18,731	18,654
Note receivable from parent	(147,382)	(147,378)
Retained earnings	51,914	53,491
Accumulated other comprehensive loss	(521)	(612)

Total stockholder’s equity (deficiency)	(77,257)	(75,844)

Total liabilities and stockholder’s equity (deficiency)	$1,874,081	$1,796,192

See notes to condensed consolidated balance sheets.

FERRELLGAS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED BALANCE SHEETS
October 31, 2005
(Dollars in thousands, unless otherwise designated)
(unaudited)

A.	Organization and formation

The accompanying consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the “Company”), its subsidiaries, which include its partnership interest in Ferrellgas Partners, L.P and subsidiaries. The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. (“Ferrell” or “Parent”).

The condensed consolidated balance sheets of the Company reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the interim period presented. All adjustments to the condensed consolidated balance sheets were of a normal, recurring nature. The information included in this report should be read in conjunction with the consolidated financial statements and accompanying notes as set forth in the Company’s consolidated financial statements for fiscal 2005.

B. Summary of significant accounting policies

(1) Nature of operations:
The Company is a holding entity that conducts no operations and has three subsidiaries, Ferrellgas Partners, Ferrellgas, L.P. (the “operating partnership”) and Ferrellgas Acquisitions Company, LLC (“Ferrellgas Acquisitions Company”). The Company owns a 1% general partnership interest in Ferrellgas Partners and a 1.0101% general partnership interest in the operating partnership. The Company owns a 100% equity interest in Ferrellgas Acquisitions Company. Limited operations are conducted by or through Ferrellgas Acquisition Company, whose only purpose is to acquire the tax liabilities of acquirees of the Company.

(2) Accounting estimates:
The preparation of balance sheets in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates. Significant estimates impacting the consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, amortization methods of intangible assets and valuation methods of derivative commodity contracts.

(3) New accounting standards
Statement of Financial Accounting Standards (“SFAS”) No. 123( R), Share-Based Payment” (“SFAS 123( R)”) is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and supersedes Accounting Principles Board No. 25 “Accounting for Stock issued to Employees” (“APB 25”) and its related implementation guidance. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The Company adopted this standard on August 1, 2005.

Emerging Issues Task Force (“EITF”) 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty” addresses the accounting for an entity’s sale of inventory to another entity from which it also purchases inventory to be sold in the same line of business. EITF 04-13 concludes that two or more inventory transactions with the same counterparty should be accounted for as a single non-monetary transaction at fair value or recorded amounts based on inventory classifications. EITF 04-13 is effective for new arrangements entered into, and modifications or renewals of existing arrangements, beginning in the first interim or annual reporting period beginning after March 15, 2006.

The Company is evaluating the potential impact of EITF 04-13 and does not believe it will have a material effect on its financial position.

C. Accounts receivable securitization

The Company transfers certain of its trade accounts receivable to Ferrellgas Receivables, LLC (“Ferrellgas Receivables”), a wholly-owned unconsolidated, special purpose entity, and retains an interest in a portion of these transferred receivables. As these transferred receivables are subsequently collected and the funding from the accounts receivable securitization facility is reduced, the Company’s retained interest in these receivables is reduced. The accounts receivable securitization facility consisted of the following:

	October 31,	July 31,
	2005	2005
Retained interest	$19,540	$15,710
Accounts receivable transferred	$103,125	$82,500

The retained interest was classified as accounts receivable on the condensed consolidated balance sheets. The operating partnership had the ability to transfer, at its option, an additional $3.1 million of its trade accounts receivable at October 31, 2005.

D. Supplemental balance sheet information

Inventories consist of:

	October 31,	July 31,
	2005	2005
Propane gas and related products	$133,509	$70,380
Appliances, parts and supplies	28,356	27,363

	$161,865	$97,743

In addition to inventories on hand, the Company enters into contracts primarily to buy propane for supply procurement purposes. Nearly all of these contracts have terms of less than one year and call for payment based on market prices at the date of delivery. All fixed price contracts have terms of fewer than 18 months. As of October 31, 2005, the Company had committed, for supply procurement purposes, to take net delivery of approximately 17.8 million gallons of propane at a fixed price.

Goodwill and intangible assets, net consist of:

	October 31, 2005			July 31, 2005
	Gross			Gross
	carrying	Accumulated		carrying	Accumulated
	amount	amortization	Net	amount	amortization	Net
GOODWILL, NET	$468,871	—	$468,871	$468,350	—	$468,350

INTANGIBLE ASSETS, NET

Amortized intangible assets

Customer lists	$341,567	$(159,199)	$182,368	$335,557	$(155,281)	$180,276
Non-compete agreements	35,476	(23,093)	12,383	34,270	(21,803)	12,467
Other	5,470	(2,235)	3,235	5,470	(2,010)	3,460

	382,513	(184,527)	197,986	375,297	(179,094)	196,203
Unamortized intangible assets

Tradenames & trademarks	59,088	—	59,088	59,074	—	59,074

Total intangibles assets, net	$441,601	$(184,527)	$257,074	$434,371	$(179,094)	$255,277

Other current liabilities consist of:

	October 31,	July 31,
	2005	2005
Accrued interest	$26,385	$24,328
Accrued payroll	16,346	13,816
Accrued insurance	8,334	8,627
Other	27,790	25,437

	$78,855	$72,208

E. Contingencies

The Company’s operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are reasonably expected to have a material adverse effect on the condensed consolidated financial condition of the Company.